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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  ___________

                                    FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (date of earliest event reported):  August 4, 1997


                                 SAFEWAY INC.
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             (Exact name of registrant as specified in its charter)


           Delaware                    1-00041                 94-3019135
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(State or other jurisdiction       (Commission File         (I.R.S. Employer
      of Incorporation)                 Number)           Identification Number)


            5918 Stoneridge Mall Road, Pleasanton, California 94588
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              (Address of principal executive offices) (Zip Code)


                              (510) 467-3000
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              (Registrants' telephone number, including area code)


                                    n/a
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         (former name or former address, if changed since last report)
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ITEM 5.    OTHER EVENTS

                 On August 4, 1997, Safeway Inc. (the "Company") issued a press release announcing its commencement of offers to purchase for cash all of its outstanding 9.35% Senior Subordinated Notes due 1999, 10.00% Senior Subordinated Notes due 2001, 10.00% Senior Notes due 2002, 9.65% Senior Subordinated Debentures due 2004, 9.30% Senior Secured Debentures due 2007 and 9.875% Senior Subordinated Debentures due 2007 at purchase prices equal to the greater of (i) a fixed price or (ii) an amount based on a fixed spread over the yield to maturity of the applicable U.S. Treasury security on the second business day immediately preceding the expiration date of the offers. The aggregate principal amount of the outstanding debt which the Company is offering to purchase is $870.9 million. The offers expire at 5:00 p.m., New York City time, on September 4, 1997, unless extended. The Company is also seeking consents from the registered holders of a majority in aggregate outstanding principal amount of each such series of debt securities to certain proposed amendments to the indentures relating to the securities.

                 The Company also announced in the press release that on August 4, 1997, it filed a shelf registration statement for the registration of up to $1.0 billion of debt securities.

                 The press release, the contents of which are incorporated herein by reference, is set forth as Exhibit 99 hereto.
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ITEM 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)        Exhibits:  The following exhibits are filed as part of this Report:

           99      Safeway Inc. press release dated August 4, 1997.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 4, 1997

                                      SAFEWAY INC.

                                      By:   /s/ Julian C. Day
                                            ---------------------------------
                                            Julian C. Day
                                            Executive Vice President and
                                            Chief Financial Officer
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                                 EXHIBIT INDEX

Exhibits
99       Press release of Safeway Inc. dated August 4, 1997.